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                  JOINT FILING OF SCHEDULE 13D

     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of eB2B Commerce, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

Dated: April 27, 2000                  Commonwealth Associates L.P
       New York, New York


                                       By:  Commonwealth Associates
                                            Management Corp., its general
                                            partner

                                       By:   /s/ Joseph Wynne
                                            Joseph Wynne
                                            Chief Financial Officer

Dated: April 27, 2000                  Commonwealth Associates Management
       New York, New York              Corp.

                                       By:   /s/ Joseph Wynne
                                            Joseph Wynne
                                            Chief Financial Officer

Dated: April 27, 2000                  ComVest Capital Partners LLC
       New York, New York

                                       By:   /s/ Keith Rosenbloom
                                            Keith Rosenbloom, Manager


Dated: April 27, 2000                        /s/ Michael S. Falk
       New York, New York                   Michael S. Falk


Dated: April 27, 2000                        /s/ Keith Rosenbloom
       Marietta, Georgia                    Keith Rosenbloom


Dated: April 27, 2000                       /s/ Basil Asciutto
       New York, New York                  Basil Asciutto


Dated: April 27, 2000                       /s/ Robert Priddy
       New York, New York                  Robert Priddy